===============================================================================




                                 LOAN AGREEMENT



                                 BY AND BETWEEN



                              THE CARE GROUP, INC.


                                      AND


                              KEY BANK OF NEW YORK





                               DECEMBER 31, 1996




===============================================================================

                               TABLE OF CONTENTS
                                                                          PAGE
ARTICLE 1.       DEFINITIONS

ARTICLE 2.       COMMITMENT; LOANS; GUARANTY; COLLATERAL.

     Section 2.1     Loans ..................................              17
     Section 2.2     Notices Relating to Loans...............              18
     Section 2.3     Disbursement of Loan Proceeds...........              18
     Section 2.4     Note....................................              18
     Section 2.5     Repayment of Principal of Loans.........              19
     Section 2.6     Interest................................              19
     Section 2.7     Fees....................................              21
     Section 2.8     Voluntary Changes in Commitment.........              21
     Section 2.9     Use of Proceeds of Loans................              21
     Section 2.10    Computations............................              22
     Section 2.11    Minimum Amounts of Borrowings,
                       Conversions and Repayments............              22
     Section 2.12    Time and Method of Payments.............              22
     Section 2.13    Lending Offices.........................              22
     Section 2.14    Lock Box Arrangement....................              22
     Section 2.15    Guaranties..............................              23
     Section 2.16    Security................................              23
     Section 2.17    Conversions of Loans....................              24
     Section 2.18    Additional Costs; Capital Requirements..              24
     Section 2.19    Limitation on Types of Loans............              26
     Section 2.20    Illegality..............................              27
     Section 2.21    Certain Converstions Pursuant to
                       Sections 2.18 and 2.20................              27
     Section 2.22    Indemnification.........................              28

ARTICLE 3.       REPRESENTATIONS AND WARRANTIES.

     Section 3.1     Organization............................              30
     Section 3.2     Power, Authority, Consents..............              30
     Section 3.3     No Violation of Law or Agreements.......              31
     Section 3.4     Due Execution, Validity, Enforceability.              31
     Section 3.5     Properties, Priority of Liens...........              32
     Section 3.6     Judgments, Actions, Proceedings.........              32
     Section 3.7     No Defaults, Compliance with Laws.......              32
     Section 3.8     Burdensome Documents....................              33
     Section 3.9     Financial Statements; Projections.......              33
     Section 3.10    Tax Returns.............................              33
     Section 3.11    Intangible Assets.......................              34
     Section 3.12    Regulation U............................              34
     Section 3.13    Name Changes; Mergers; Acquisitions.....              34
     Section 3.14    Full Disclosure.........................              34
     Section 3.15    Government Consents: Medicare; Medicaid.              35
     Section 3.16    Labor Disputes; Collective Bargaining
                     Agreements; Employee Grievances.........              36
     Section 3.17    Condition of Assets.....................              36
     Section 3.18    ERISA...................................              36

ARTICLE 4.   CONDITIONS TO THE LOANS.

     Section 4.1     Conditions to Initial Loans.............              38
     Section 4.2     Conditions to Subsequent Loans..........              41

ARTICLE 5.   DELIVERY OF FINANCIAL REPORTS,
             DOCUMENTS AND OTHER INFORMATION.

     Section 5.1     Annual Financial Statements..............             42
     Section 5.2     Quarterly Financial Statements...........             42
     Section 5.3     Compliance Information...................             42
     Section 5.4     No Default Certificate...................             43
     Section 5.5     Certificate of Accountants...............             43
     Section 5.6     Accountants' Reports.....................             43
     Section 5.7     Copies of Documents......................             44
     Section 5.8     Notices of Defaults......................             44
     Section 5.9     ERISA Notices and Requests...............             44
     Section 5.10    Additonal Information; Accounts Receiv-
                     able Aging; Borrowing Base Certificate...             45
     Section 5.11    Asset-Based Audit........................             45

ARTICLE 6.   AFFIRMATIVE COVENANTS.

     Section 6.1     Books and Records........................             46
     Section 6.2     Inspections and Audits...................             46
     Section 6.3     Maintenance and Repairs..................             46
     Section 6.4     Continuance of Business..................             46
     Section 6.5     Copies of Corporate Documents............             47
     Section 6.6     Perform Obligations......................             47
     Section 6.7     Notice of Litigation.....................             47
     Section 6.8     Insurance................................             47
     Section 6.9     Financial Covenants......................             48
     Section 6.10    Notice of Certain Events.................             48
     Section 6.11    Comply with ERISA........................             49
     Section 6.12    Environmental Compliance.................             49
     Section 6.13    Maintenance of Reimbursement
                     Eligibility..............................             49
     Section 6.14    Interest Rate Protection.................             49

ARTICLE 7.   NEGATIVE COVENANTS.

     Section 7.1     Indebtedness.............................             50
     Section 7.2     Liens....................................             50
     Section 7.3     Guaranties...............................             51
     Section 7.4     Mergers; Acquisitions....................             52
     Section 7.5     Redemptions; Distributions...............             53
     Section 7.6     Stock Insurance..........................             53
     Section 7.7     Changes in Business......................             54
     Section 7.8     Prepayments..............................             54
     Section 7.9     Investments..............................             54
     Section 7.10    Fiscal Year..............................             55
     Section 7.11    ERISA Obligations........................             55
     Section 7.12    Amendments of Documents..................             55
     Section 7.13    Capital Expenditures.....................             55
     Section 7.14    Rental Obligations.......................             55
     Section 7.15    Management Fees..........................             55
     Section 7.16    Transactions with Affiliates.............             55
     Section 7.17    No Loss..................................             56

ARTICLE 8.   EVENTS OF DEFAULTS.

     Section 8.1     Payments.................................             57
     Section 8.2     Certain Covenants........................             57
     Section 8.3     Other Covenants..........................             57
     Section 8.4     Other Defaults...........................             57
     Section 8.5     Representations and Warranties...........             58
     Section 8.6     Bankruptcy...............................             58
     Section 8.7     Judgments................................             59
     Section 8.8     ERISA....................................             59
     Section 8.9     Liens....................................             59
     Section 8.10    Licenses and Permits.....................             59
     Section 8.11    Reimbursement Eligibility................             60
     Section 8.12    Material Adverse Change..................             60

ARTICLE 9.   MISCELLANEOUS PROVISIONS.

     Section  9.1    Fees and Expenses; Indemnity.............             61
     Section  9.2    Taxes....................................             62
     Section  9.3    Payments.................................             63
     Section  9.4    Survival of Agreements and Representa-
                     tions; Construction......................             63
     Section  9.5    Lien on and Set-off of Deposits..........             64
     Section  9.6    Modifications, Consents and Waivers;
                     Entire Agreement.........................             64
     Section  9.7    Remedies Cumulative......................             64
     Section  9.8    Further Assurances.......................             65
     Section  9.9    Notices..................................             65
     Section  9.10   Counterparts.............................             66
     Section  9.11   Severability.............................             66
     Section  9.12   Binding Effect; No Assignment or
                     Delegation by Borrower...................             66
     Section  9.13   Assignments and Participations by Bank...             67
     Section  9.14   Governing Law; Consent to Jurisdiction;
                     Waiver of Trial By Jury..................             67

EXHIBITS
     A               Form of Note
     B               Form of Borrowing Base Certificate

SCHEDULES
     3.1             States of Incorporation and Qualification of
                       Borrower and Subsidiaries
     3.2             Consents, Waivers, Approvals; Violation of
                       Agreements
     3.6             Judgments, Actions, Proceedings
     3.7             Defaults; Compliance with Laws, Regulations,
                       Agreements
     3.8             Burdensome Documents
     3.11            Patents, Trademarks, Trade Names, Service
                       Marks, Copyrights
     3.13            Name Changes, Mergers, Acquisitions
     3.15            Permits, Licenses, Government Consents
     3.16            Labor Disputes, Collective Bargaining Agreements,
                       Employee Grievances
     3.18            Pension Plans
     7.1             Permitted Indebtedness
     7.2             Permitted Security Interests, Liens and
                       Encumbrances

                                 LOAN AGREEMENT


         AGREEMENT, made this 31st day of December, 1996, by and between:

         THE CARE GROUP, INC., a Delaware corporation, having an office at One Hollow Lane, Lake Success, New York 11042 (the "BORROWER"); and

         KEY BANK OF NEW YORK, a New York banking corporation, having an office at 1377 Motor Parkway, Islandia, New York 11788 (the "BANK");

                              W I T N E S S E T H:

         WHEREAS, the Borrower wishes to obtain loans from the Bank in the aggregate principal amount of up to Nine Million ($9,000,000) Dollars, and the Bank is willing to make such loans to the Borrower in an aggregate principal amount of up to such sum on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:


         ARTICLE 1.   DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  ACCOUNT(S): any account, contract right, chattel paper, instrument or document, and any right to the payment of money, whether now owned, held, or hereafter acquired by the Borrower or any Guarantor, as the case may be.

                  ACCOUNT DEBTOR: at any time, any Person who is obligated under or on account of an Account.

                  ADDITIONAL COSTS:  as defined in subsection 2.18(b) hereof.

                  ADJUSTED FIXED CHARGES: with respect to the Borrower, on a consolidated basis, the sum of Fixed Charges and internally funded Capital Expenditures (i.e. Capital Expenditures which are not financed with the proceeds of the Loans hereunder or otherwise); all of the foregoing calculated as at any date of determination thereof by reference to the immediately preceding four (4) full fiscal quarters ending on or immediately prior to such date of determination.

                  AFFILIATE: as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securi ties or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

                  ANNUAL EBITDA: as at any date of determination thereof, EBITDA of the Borrower for the immediately preceding four (4) full fiscal quarters for which the Bank has received financial statements in compliance with Section 5.1 or Section 5.2 hereof (or, if as at any date of determination the Bank shall not yet have received financial statements delivered in compliance with Section 5.1 or Section 5.2 hereof, then EBITDA of the Borrower for such immediately preceding four (4) full fiscal quarters shall be determined by the Bank in its reasonable judgment based, in the Bank's discretion, on such financial information as it shall have received from the Borrower).

                  APPLICABLE LENDING OFFICE: with respect to each type of Loan, the Lending Office as designated for such type of Loan below the Bank's name on the signature pages hereof or such other office of the Bank as it may from time to time specify to the Borrower as the office at which its Loans of such type are to be made and maintained.

                  APPLICABLE MARGIN: as at any date of determination thereof, the applicable percentage set forth below opposite the Borrower's Fixed Charge Coverage Ratio, for the four (4) full fiscal quarters ending on or immediately prior to such date of determination:



 FIXED CHARGE                   APPLICABLE MARGIN            APPLICABLE MARGIN
COVERAGE RATIO                 FOR BASE RATE LOANS            FOR LIBOR LOANS

Greater than 2.20:1.00                       ---                     2-1/4%

Less than or equal
to 2.20:1.00 but
greater than or
equal to 1.81:1.00                           ---                     2-1/2%

 FIXED CHARGE                   APPLICABLE MARGIN            APPLICABLE MARGIN
COVERAGE RATIO                 FOR BASE RATE LOANS            FOR LIBOR LOANS

Less than or equal
to 1.80:1.00 but
greater than or
equal to 1.40:1.00                           ---                     2-3/4%

Less than 1.40:1.00                          1/4%                    3%


         The determination of the applicable percentage pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the financial statements of the Borrower delivered pursuant to and in compliance with Section 5.1 or Section 5.2 hereof, which financial statements shall indicate that there exists no Default or Event of Default hereunder. Each determination of the Applicable Margin shall be effective as of the first day of the first quarter immediately following receipt by the Bank of the financial statements evidencing the applicable Fixed Charge Coverage Ratio and shall remain in effect only during those periods while the applicable Fixed Charge Coverage Ratio continues to be met.

         The Applicable Margin shall be increased to former levels, as appropriate (but not in excess of the Base Rate plus 1/4% or the LIBOR Rate plus 3%, as applicable) immediately upon the determination by the Bank that the Fixed Charge Coverage Ratio with respect to which the Applicable Margin is based is not being maintained.

         In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination either:
(i) have not been delivered to the Bank in compliance with Section 5.1 or 5.2 hereof, or (ii) if delivered, do not comply in form or substance with Section
5.1 or 5.2 hereof (in the reasonable judgement of the Bank), then the Bank may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin in effect for the period commencing on such date.

                  BASE RATE: the interest rate established from time to time by the Bank at the Principal Office as its base rate. Notwithstanding the foregoing, the Borrower acknowledges that the Bank may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time such change is adopted by the Bank.

                  BASE RATE LOANS: Loans that bear interest at a rate based upon the Base Rate.

                  BLOCKED ACCOUNT(S): those certain accounts, established with the Collection Bank pursuant to a Lock Box Agreement (or such other agreement in form and substance satisfactory to the Bank), into which all collections of Accounts and all other receipts by Borrower and the Guarantors shall be deposited for the benefit of the Bank. The Blocked Accounts shall include any lockbox, dominion account, or other controlled account(s) with respect to which Borrower and/or any Guarantor is prohibited from making withdrawals.

                  BORROWER PLEDGE AGREEMENT: as defined in subsection 2.16(a)(ii) hereof.

                  BORROWER SECURITY AGREEMENT: as defined in subsection 2.16(a)(i) hereof.

                  BORROWING BASE: as of the date of any determination thereof, the sum of:

                  (i) sixty-five (65%) percent of all Eligible Accounts, which as of the date of computation thereof, have been outstanding not more than one hundred twenty (120) days from the date of invoice; plus

                  (ii) the lesser of: (x) $600,000, or (y) forty (40%) percent of all Eligible Accounts, which as of the date of computation thereof, have been outstanding more than one hundred twenty (120) days but less than two hundred forty (240) days from the date of invoice; plus

                  (iii) the lesser of: (x) $200,000, or (y) thirty (30%) percent of Eligible Inventory.

                  BORROWING BASE CERTIFICATE: a certificate in the form of Exhibit B hereto.

                  BORROWING NOTICE:  as defined in Section 2.2 hereof.

                  BUSINESS DAY: any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  CAPITAL EXPENDITURES: for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

                  CAPITALIZED LEASE: any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease
Obligations.

                  CAPITALIZED LEASE OBLIGATIONS: as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  CASH: as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP.

                  CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601, et seq.

                  CODE: the Internal Revenue Code of 1986, as it may be amended from time to time.

                  COLLATERAL: all of the assets and properties subject to a Lien pursuant to each of the respective Security Documents.

                  COLLECTION AGENT: the Bank or any other financial institution(s) selected at any time or from time to time by the Bank in its sole discretion, at which any Blocked Account shall be established and maintained.

                  COMMITMENT: the obligation of the Bank to make Loans hereunder in an aggregate principal amount of up to Nine Million
($9,000,000) Dollars, as such amount is subject to reduction in accordance with the terms hereof.

                  COMMITMENT FEE:  as defined in subsection 2.7(b) hereof.

                  COMMITMENT TERMINATION DATE: December 31, 1999.

                  COMPLIANCE CERTIFICATE: a certificate executed by the president or chief financial officer of the Borrower to the effect that:
(i) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Bank, of such compliance, and (ii) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect on the business of the Borrower taken as a whole.

                  CONSOLIDATED NET LOSS: for any fiscal quarter, the excess, if any, of: (i) the aggregate amount of operating expenses of the Borrower and the Guarantors, on a consolidated basis, during such quarter, over (ii) the aggregate amount of operating revenues of the Borrower and the Guarantors, on a consolidated basis, during such quarter; as to all of the foregoing, as determined in accordance with GAAP.

                  CREDIT PERIOD: the period commencing on the date of this Agreement and ending on the Commitment Termination Date.

                  DEBT INSTRUMENT: as defined in subsection 8.4(a) hereof.

                  DEFAULT: an event which with notice or lapse of time, or both, would constitute an Event of Default.

                  DOLLARS AND $: lawful money of the United States of America.

                  EBITDA: for any period, with respect to the Borrower, on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, unless otherwise provided for in this Agreement, net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

                  ELIGIBLE ACCOUNTS: any Account arising in the ordinary course of business from bona fide transactions with third parties (who are not Affiliates of the Borrower or any Guarantor) for the rendering of healthcare services by the Borrower or any Guarantor and:

                  (a) as of the date of computation thereof, has been outstanding not more than two hundred forty (240) days from the date of invoice;

                  (b) the Account Debtor has not rejected, returned, revoked acceptance of, or refused to accept the goods, equipment or services which are the subject of the Account;

                  (c) the Account Debtor is located within the United States;

                  (d) with respect to which the Account Debtor is not insolvent or the subject of any bankruptcy case or insolvency or similar proceeding of any kind;

                  (e) which is a valid, legally enforceable obligation of the Account Debtor and is not the subject of any reserve, offset, claim for credit, allowance, adjustment, dispute or other defense on the part of the Account Debtor denying liability; and

                  (f) which is not subject to any Lien except for (i) Liens granted to and in favor of the Bank, and (ii) Liens granted to and in favor of the United States Government pursuant to the Settlement Agreement described in subsection 4.1(f) hereto.

                  Notwithstanding the foregoing, the Bank shall have the right to limit the amount of Accounts from any one Account Debtor which shall be included in the Borrowing Base.

                  ELIGIBLE INVENTORY: Inventory which:

                  (a) is not obsolete;

                  (b) is currently useable or saleable in the ordinary course of the Borrower's or any Guarantor's business and meets all applicable governmental standards in all material respects;

                  (c) is valued at the lower of cost (calculated on a first-in, first-out basis) or at such Inventory's fair market value);

                  (d) is located on the premises listed on the schedules to any security agreement delivered in connection with this Agreement or is inventory in transit for sale in the ordinary course of business;

                  (e) is not subject to any Lien whatsoever except for the Liens granted to and in favor of the Bank, and is not on consignment from any third party; and

                  (f) is not now stored or shall not at any time hereafter be stored with a bailee, warehouseman, or similar party.

                  EMPLOYEE BENEFIT PLAN: any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for employees of any Loan Party or any current or former ERISA Affiliate.

                  ENVIRONMENTAL LAWS AND REGULATIONS: all federal, state and local environmental, health and safety laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrower or any other Loan Party, or any of their respective assets or properties.

                  ENVIRONMENTAL LIABILITY: any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a Hazardous Substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or any environmental regulatory body having jurisdiction over the Borrower or any other Loan Party and/or any liability arising under any Environmental Laws and Regulations for the Borrower's or any other Loan Party's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

                  ENVIRONMENTAL PROCEEDING: any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to the Borrower or any other Loan Party and arising under or relating to any Environmental Laws and Regulations.

                  ERISA: the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

                  ERISA AFFILIATE: with respect to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Sections 414(b) - (o) of the Code and, if applicable, Sections 4001(a)(14) and (b) of ERISA.

                  EVENT OF DEFAULT:  as defined in Article 8 hereof.

                  FACILITY FEE: as defined in subsection 2.7(a) hereof.

                  FINANCIAL STATEMENTS: with respect to the Borrower: (i) its audited Balance Sheet as at December 31, 1995, together with the related audited Income Statement and Statement of Changes in Cash Flow for the fiscal year then ended, and (ii) its unaudited Balance Sheet as at September 30, 1996, together with the related unaudited Income Statement and Statement of Changes in Cash Flow for the nine-month period then ended.

                  FIXED CHARGES: with respect to the Borrower, on a consolidated basis, required amortization of current maturities of long-term Indebtedness, Interest Expense and all accrued income taxes; all of the foregoing calculated as at any date of determination thereof by reference to the immediately preceding four (4) full fiscal quarters ending on or immediately prior to such date of determination.

                  FIXED CHARGE COVERAGE RATIO: as at any date of determination thereof, with respect to the Borrower, on a consolidated basis, the ratio of: (x) Annual EBITDA, to (y)
Fixed Charges for the four (4) full fiscal quarters ending on or immediately prior to such date of determination.

                  GAAP: generally accepted accounting principles, as in effect in the United States from time to time.

                  GOVERNMENTAL CONSENTS:  as defined in subsection
3.15(a) hereof.

                  GUARANTOR(S): individually, each of The Care Group of New York, Inc., a New York corporation, Care Line of New York, Inc., a New York corporation, The Care Group of Georgia, Inc., a Georgia corporation, Care Line of Georgia, Inc., a Georgia corporation, The Care Group of Texas, Inc., a Texas corporation, Care Line of Houston, Inc., a Texas corporation, Care Line of Dallas, Inc., a Texas corporation, Mail Order Meds, Inc., a Texas corporation, The Care Group of Los Angeles, Inc., a California corporation, Windsor Wholesale, Inc., a New York corporation, Commonwealth Certified Home Care, Inc., a New York corporation, and Advanced Care Associates, Inc., a Pennsylvania corporation and collectively, all of them.

                  GUARANTY(IES):  as defined in Section 2.15 hereof.

                  GUARANTOR SECURITY AGREEMENT(S): as defined in subsection 2.16(b)(i) hereof.

                  INDEBTEDNESS:  with respect to any Person, all:

                  (a) obligations of such Person for borrowed money, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, obligations under this Agreement);

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether drawn or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Obligations of such Person;

                  (d) net liabilities of such Person with respect to Interest Rate Contracts;

                  (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (f) all contingent liabilities of such Person in respect of any of the foregoing.

                  INTEREST COVERAGE: as at any date, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing Annual EBITDA by Interest Expense.

                  INTEREST EXPENSE: as to the Borrower (on a consolidated basis) as at the last day of each fiscal quarter, the sum of all payments of interest on all items of Indebtedness for borrowed money which were due and payable during the four (4) full fiscal quarters ending on such date.

                  INTEREST PERIOD: with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the same day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.2 hereof, except that each such Interest Period that commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day (or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day); (ii) no more than three (3) Interest Periods for LIBOR Loans shall be in effect at the same time; (iii) any Interest Period that commences before the Commitment Termination Date shall end no later than the Commitment Termination Date; and
(iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month. In the event that the Borrower fails to select the Interest Period for any LIBOR Loan within the time period and otherwise as provided in Section 2.2 hereof, such Loan will be automatically converted into a Base Rate Loan on the last day of the preceding Interest Period for such LIBOR Loan.

                  INTEREST RATE CONTRACTS: interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates, in each case, in form and substance satisfactory to the Bank and, in each case, with counter-parties satisfactory to the Bank.

                  INVENTORY: inventory and equipment (excluding any such asset which is subject to a Capitalized Lease) owned by the Borrower of any Guarantor, including durable medical equipment, supplies and replacement parts and all other items which contribute to the promotion or sale thereof.

                  INVESTMENT:  by any Person:

                  (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

                  (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

                  IRS:  Internal Revenue Service.

                  LATEST BALANCE SHEET: as defined in subsection 3.9(a) hereof.

                  LEASES: leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, grants, and other attachment rights and similar instruments under which the Borrower has the right to use real or personal property or rights of way.

                  LIBOR BASE RATE: with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two (2) LIBOR Business Days prior to the first day of such Interest Period for the Loan as the rate that the Reference Bank offered Dollar deposits to leading banks in the London interbank market, such Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Bank to which such Interest Period relates.

                  LIBOR BUSINESS DAY: a Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  LIBOR LOANS: Loans the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Base Rate" in this
Article 1.

                  LIBOR RATE: for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Bank to be equal to: (x) the LIBOR Base Rate for such Loan for such Interest Period, divided by (y) 1 minus the Reserve Requirement for such Loan for such Interest Period. The Bank shall use its best efforts to advise the Borrower of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; provided, however, that the failure of the Bank to so advise the Borrower on any one or more occasions shall not affect the rights of the Bank or the obligations of the Borrower hereunder.

                  LIEN: any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                  LOAN(S): as defined in subsection 2.1(a) hereof. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

                  LOAN DOCUMENTS: this Agreement, the Note, the Security Documents, Interest Rate Contracts to which the Bank is a party and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

                  LOAN PARTY: the Borrower, each Guarantor and any other Person (other than the Bank) which now or hereafter executes and delivers to the Bank any Loan Document.

                  LOCK BOX AGREEMENT(S): as defined in Section 2.14 hereof.

                  MATERIAL ADVERSE EFFECT: with respect to any Person, a material adverse effect on: (i) its and its Subsidiaries' business, condition (financial or otherwise), assets, liabilities or operations, taken as a whole,
(ii) its ability to perform its obligations under any Loan Document to which it is a party, or (iii) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.

                  MULTIEMPLOYER PLAN: a "multiemployer plan" as defined in
Section 4001(a)(3) or ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

                  NOTE:  as defined in subsection 2.4(a) hereof.

                  OBLIGATIONS:   collectively, all of the Indebtedness,
liabilities and obligations of the Borrower to the Bank, whether now existing or hereafter arising, whether or not currently contemplated, in each case that arise under the Loan Documents.

                  PBGC:  Pension Benefit Guaranty Corporation.

                  PENSION PLAN: at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained either: (i) by the Borrower or any ERISA Affiliate for employees of the Borrower, or by the Borrower for any ERISA Affiliate, or (ii) pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

                  PERMITTED LIENS: as to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; and (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; and (v) Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in the preceding clause (v) do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

                  PERSON: an individual, a corporation, a limited liability company, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                  POST-DEFAULT RATE: (i) in respect of any Loans a rate per annum equal to: (x) if such Loans are Base Rate Loans, 2% above the Base Rate as in effect from time to time, plus the Applicable Margin for Base Rate Loans (but in no event less than the interest rate in effect on the due date), or (y) if such Loans are LIBOR Loans, 2% above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, 2% above the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (but in no event less than the interest rate in effect on the due date); and (ii) in respect of other amounts payable by the Borrower hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (but in no event less than the interest rate in effect on the due date).

                  PRINCIPAL OFFICE: the principal office of the Bank presently located at 66 South Pearl Street, Albany, New York 12207-1501.

                  PROJECTIONS: the projections and forecasts relating to the Borrower and its Subsidiaries for its fiscal years 1997 through 1999 as furnished by the Borrower to the Bank.

                  PURCHASE MONEY SECURITY INTEREST: as defined in subsection 7.2(c) hereof.

                  QUARTERLY DATES: the first day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a LIBOR Business Day, the relevant Quarterly Date shall be the next succeeding LIBOR Business Day (or, if the next succeeding LIBOR Business Day falls in the next succeeding calendar month, then on the next preceding LIBOR Business Day).

                  REFERENCE BANK: a major bank appearing on the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided that if no such offered rate shall appear on such display, "Reference Bank" shall mean a bank in the London interbank market as selected by the Bank.

                  REGULATION D: Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  REGULATORY CHANGE: any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Bank, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  RESERVE REQUIREMENT: for any LIBOR Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in New

York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities that includes deposits by references to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Article 1, or (ii) any category of extensions of credit or other assets that include LIBOR Loans.

                  SECURITY DOCUMENTS: as defined in subsection 2.16(c) hereof.

                  SENIOR DEBT:  the aggregate outstanding principal balance of:
(i) all Loans, (ii) all Indebtedness secured by Purchase Money Security Interests, conditional sale arrangements or other similar security interests, and (iii) all Capitalized Lease Obligations.

                  STATE REGULATORY AGENCY: as defined in Section 3.2 hereof.

                  SUBSIDIARY: with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contin-gency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership or joint venture in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

                  UNUSED COMMITMENT: as at any date, the difference, if any, between: (i) the amount of the Commitment as in effect on such date, and (ii) the then aggregate outstanding principal amount of all Loans made by the Bank.

                  Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP and otherwise consistent with those utilized in preparing the financial statements referred to in Article 5.

         ARTICLE 2.   COMMITMENT; LOANS; GUARANTIES; COLLATERAL.

                  SECTION 2.1 LOANS.

                           (a) The Bank hereby agrees, on the terms and
subject to the conditions of this Agreement, to make loans (individually a "LOAN" and, collectively, the "LOANS") to the Borrower during the Credit Period to and including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of:

                           (i) the Borrowing Base, as then in effect; or

                          (ii) the Commitment.

Subject to the terms of this Agreement, during the Credit Period the Borrower may borrow, repay (provided that repayment of LIBOR Loans shall be subject to the provisions of Section 2.22 hereof) and reborrow up to the amount of the Commitment (after giving effect to the mandatory and voluntary reductions required and permitted herein) by means of Base Rate Loans or LIBOR Loans, and during such period and thereafter until the date of the payment in full of all of the Loans, the Borrower may convert Loans of one type into Loans of another type (as provided in Section 2.17 hereof).

                           (b) Notwithstanding anything to the contrary
contained in subsection 2.1(a) above or in the definitions of Borrowing Base, Eligible Accounts and Eligible Inventory to the contrary, the Bank may, in its reasonable discretion, change on thirty (30) days notice to the Borrower, the advance rates applicable to Eligible Accounts and Eligible Inventory set forth in the definition of Borrowing Base, and modify the standards for eligibility of Accounts and Inventory set forth in the definitions of Eligible Accounts and Eligible Inventory to include other reasonable and customary criteria as the Bank may reasonably specify, including, without limitation, upon the Bank's receipt of each of the asset-based audits required to be delivered to the Bank pursuant to Section 5.11 hereof. The Borrower acknowledges that the flexibility inherent in this subsection 2.1(b) was of material importance to the Bank with respect to the Bank's willingness to agree to the advance rates specified in the definition of Borrowing Base and to the standards for eligibility set forth in the definitions of Eligible Accounts and Eligible Inventory for the duration of this Agreement.

                  SECTION 2.2 NOTICES RELATING TO LOANS.

                           The Borrower shall give the Bank written notice of
each termination or reduction of the Commitment, each borrowing, conversion and repayment of each Loan and of the duration of each Interest Period applicable to each LIBOR Loan (in each case, a "BORROWING NOTICE"). Each such written notice shall be irrevocable and shall be effective only if received by the Bank not later than 11 a.m., New York City time, on the date that is: (a) In the case of each notice of termination or reduction and each notice of borrowing or repayment of, or conversion into, Base Rate Loans, one (1) Business Day prior to the date of the related termination, reduction, borrowing, repayment or conversion; and

                           (b) In the case of each notice of borrowing or
repayment of, or conversion into, LIBOR Loans, or the duration of an Interest Period for LIBOR Loans, two (2) LIBOR Business Days prior to the date of the related borrowing, repayment or conversion or the first day of such Interest Period.

Each such notice of termination or reduction shall specify the amount thereof. Each such notice of borrowing, conversion or repayment shall specify the amount (subject to Section 2.1 hereof) and type of Loans to be borrowed, converted or repaid (and, in the case of a conversion, the type of Loans to result from such conversion) and the date of borrowing, conversion or repayment (which shall be:
(x) a Business Day in the case of each borrowing or repayment of Base Rate Loans, and (y) a LIBOR Business Day in the case of each borrowing or repayment of LIBOR Loans and each conversion of or into a LIBOR Loan).

                  SECTION 2.3 DISBURSEMENT OF LOAN PROCEEDS.

                           The Borrower shall give the Bank notice of each
borrowing hereunder as provided in Section 2.2 hereof. Not later than 11:00 a.m., New York City time, on the date specified for each borrowing hereunder, the Bank shall transfer to the Borrower in immediately available funds, the amount of the Loan to be made by it on such date by depositing the amount thereof in an account of the Borrower designated by the Borrower and maintained with the Bank.

                  SECTION 2.4 NOTE.

                           (a) The Loans shall be evidenced by a single
promissory note of the Borrower in substantially the form of Exhibit A hereto (the "NOTE"). The Note shall be dated the date hereof, shall be payable to the order of the Bank in a principal amount equal to the Commitment as originally in effect, and shall otherwise be duly completed. The Note shall be payable as provided in Sections 2.1 and 2.5 hereof.

                           (b) The Bank shall enter on a schedule attached
to the Note a notation with respect to each Loan made hereunder of: (i) the date and principal amount thereof, (ii) each payment and repayment of principal thereof, (iii) whether the interest rate is initially to be determined in accordance with subsection 2.6(a)(i) or 2.6(a)(ii) hereof, and (iv) the Interest Period, if applicable. The failure of the Bank to make a notation on the schedule to the Note as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

                  SECTION 2.5 REPAYMENT OF PRINCIPAL OF LOANS.

                           (a) The Borrower shall pay to the Bank the
aggregate principal amount of the Loans outstanding on the Commitment Termination Date in full in a single installment on the Commitment Termination Date together with all interest and Commitment Fees accrued through such date.

                           (b) The Loans:  (i) shall be repaid as and when
necessary to cause the aggregate principal amount of the Loans outstanding not to exceed the Borrowing Base, and (ii) may be repaid at any time and from time to time, in whole or in part, without premium or penalty (subject to the provisions of Section 2.22 hereof), upon prior written notice to the Bank as provided in Section 2.2 hereof, in integral multiples of One Hundred Thousand ($100,000) Dollars and any amount so repaid may, subject to the terms and conditions hereof, including the borrowing limitation imposed by the Commitment, be reborrowed hereunder during the Credit Period, provided, however, that LIBOR Loans may be repaid only on the last day of an Interest Period for such Loans unless the Borrower makes all payments required pursuant to subsection 2.22(c) hereof.

                           (c) Except as set forth in Sections 2.18, 2.19
and 2.21 hereof, all payments and repayments made pursuant to the terms hereof shall be applied first to Base Rate Loans, and shall be applied to LIBOR Loans only to the extent any such payment exceeds the principal amount of Base Rate Loans outstanding at the time of such payment.

                  SECTION 2.6 INTEREST.

                           (a) The Borrower shall pay to the Bank interest
on the unpaid principal amount of each Loan made by the Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:


                                    (i) During such periods that such Loan
is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

                                    (ii) During such periods that such Loan
is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

                           (b) Notwithstanding the foregoing, whenever an
Event of Default has occurred and is continuing, the Borrower shall pay interest on any Loan, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) for the period commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Bank at the applicable Post-Default Rate.

                           (c) Except as provided in the next sentence,
accrued interest on each Loan shall be payable: (i) in the case of a Base Rate Loan, quarterly in arrears on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period for such Loan, and (iii) in the case of any Loan, upon the payment or repayment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid, repaid or converted). Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Bank. Promptly after the establishment of any interest rate provided for herein or any change therein, the Bank will notify the Borrower thereof, provided that the failure of the Bank to so notify the Borrower shall not affect the obligations of the Borrower hereunder or under the Note in any respect.

                           (d) Anything in this Agreement or the Note to
the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest that may be charged or collected by the Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Bank limiting rates of interest that may be charged or collected by the Bank. Such deferred interest shall not bear interest.

                  SECTION 2.7 FEES.

                           (a) Simultaneously with the execution and
delivery hereof, the Borrower shall pay to the Bank a non-refundable facility fee (the "FACILITY FEE") in an amount equal to three-quarters (3/4%) percent of the original face amount of the Commitment; provided, however, the Bank hereby acknowledges the prior receipt from the Company of a portion of the Facility Fee in the amount of $30,000.00 and such amount shall be subtracted from the Facility Fee payable by the Company on the date hereof; and

                           (b) The Borrower shall pay to the Bank a
commitment fee (the "COMMITMENT FEE") on the daily average amount of the Unused Commitment, for the period from the date hereof to and including the earlier of the date the Commitment is terminated or the Commitment Termination Date, at the rate of one-quarter (1/4%) percent per annum on the Unused Commitment. The accrued Commitment Fee shall be payable quarterly on the Quarterly Dates and on the earlier of the date the Commitment is terminated or the Commitment Termination Date, and, in the event the Borrower reduces the Commitment as provided in Section 2.8 hereof, on the effective date of such reduction.

                  SECTION 2.8 VOLUNTARY CHANGES IN COMMITMENT.

                           The Borrower shall be entitled to terminate or
reduce the Commitment provided that: (i) the Borrower shall give notice of such termination or reduction to the Bank as provided in Section 2.2 hereof, and
(ii) any partial reduction of the Commitments shall be in an aggregate amount equal to One Hundred Thousand ($100,000) Dollars or an integral multiple thereof. Any such termination or reduction shall be permanent and irrevocable.

                  SECTION 2.9 USE OF PROCEEDS OF LOANS.

                           The proceeds of the Loans hereunder may be used by
the Borrower solely for the following purposes:

                           (a) approximately $5,200,000 shall be used,
simultaneously with the initial drawdown of the Loans hereunder, for the repayment in full of the outstanding principal of, and all accrued interest on, certain outstanding indebtedness of the Borrower to The Chase Manhattan Bank N.A.; and

                           (b) for:  (i) working capital purposes of the
Borrower, and (ii) closing costs and fees incurred in connection with the consummation of this Agreement.

                  SECTION 2.10 COMPUTATIONS.

                           Interest on all Loans and the Commitment Fee shall
be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

                  SECTION 2.11 MINIMUM AMOUNTS OF BORROWINGS,
                               CONVERSIONS AND REPAYMENTS.

                           Except for borrowings, conversions and repayments
that exhaust the full remaining amount of the Commitment (in the case of borrowings) or result in the conversion or repayment of all Loans of a particular type (in the case of conversions or repayments) or conversions made pursuant to Section 2.17 or subsection 2.18(b) or Section 2.20 hereof, each borrowing from the Bank, each conversion of Loans of one type into Loans of another type and each repayment of principal of Loans hereunder shall be in an amount at least equal to One Hundred Thousand ($100,000) Dollars or an integral multiple thereof (borrowings, conversions and repayments of different types of Loans at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each type).

                  SECTION 2.12 TIME AND METHOD OF PAYMENTS.

                           All payments of principal, interest, the
Commitment Fee and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Bank at the Principal Office not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (and the Bank may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with the Bank). Additional provisions relating to payments are set forth in Section 9.3 hereof.

                  SECTION 2.13 LENDING OFFICES.

                           The Loans of each type made by the Bank shall be
made and maintained at the Bank's Applicable Lending Office for Loans of such type.

                  SECTION 2.14 LOCK BOX ARRANGEMENT.

                           Upon the request of the Bank, the Borrower and the
Guarantors shall establish Blocked Account(s) with the Collection Bank and shall direct all of their Account Debtors to make all payments due from them upon their respective Accounts directly to a lock box designated by the Bank and maintained by the Collection Agent pursuant to lock box agreements or other agreements in form and substance satisfactory to the Bank (the "LOCK BOX AGREEMENT(S)").

                  SECTION 2.15 GUARANTIES.

                           The due payment and performance of the Obligations
shall be guaranteed to the Bank by each of the Guarantors, by the execution and delivery to the Bank, simultaneously with the execution and delivery of this Agreement, by each Guarantor of a Guaranty in form and substance satisfactory to the Bank (herein after referred to individually as a "GUARANTY" and collectively as the "GUARANTIES").

                  SECTION 2.16 SECURITY.

                           (a)  In order to secure the due payment and
performance by the Borrower of the Obligations, simultaneously with the execution and delivery of this Agreement, the Borrower shall:

                                (i) Grant to the Bank a Lien on all of the
Borrower's personal properties and assets, whether now owned or hereafter acquired, tangible and intangible, by the execution and delivery to the Bank of a Security Agreement in form and substance satisfactory to the Bank (the "BORROWER SECURITY AGREEMENT");

                                (ii) Grant to the Bank a first Lien on, and
pledge with the Bank, all of the issued and outstanding shares of the capital stock of each of its Subsidiaries now existing or hereafter organized, by the execution and delivery to the Bank of a Pledge Agreement in form and substance satisfactory to the Bank (the "BORROWER PLEDGE AGREEMENT"); and

                    (iii) Execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Bank may reasonably require in order to effect the purposes of the Borrower Security Agreement, the Borrower Pledge Agreement, this Section 2.16 and this Agreement;

                           (b) In order to secure the due payment and
performance by each Guarantor of all of the Indebtedness, liabilities and obligations of each Guarantor to the Bank, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Guaranties, simultaneously with the execution and delivery of this Agreement, each of the Guarantors shall:

                                    (i) Grant to the Bank a Lien on all of
its personal properties and assets, whether now owned or hereafter acquired, tangible and intangible, by the execution and delivery to the Bank of a Security Agreement in form and substance satisfactory to the Bank
(individually, a "GUARANTOR SECURITY AGREEMENT" and collectively, the "GUARANTOR SECURITY AGREEMENTS"); and

                                    (ii) Execute and deliver, or cause to be
executed and delivered, such other agreements, instruments and documents as the Bank may reasonably require in order to effect the purposes of the Guaranties, the Guarantor Security Agreements, this Section 2.16 and this Agreement.

                           (c) All of the agreements, instruments and
documents provided for or referred to in this Section 2.16, together with the Lock Box Agreements are hereinafter sometimes referred to collectively as the "SECURITY DOCUMENTS".

                  SECTION 2.17 CONVERSIONS OF LOANS.

                           The Borrower shall have the right to convert Loans
of one type into Loans of another type from time to time, provided that:
(i) the Borrower shall give the Bank notice of each such conversion as provided in Section 2.2 hereof; (ii) subject to subsection 2.22(c) hereof, LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Sections 2.18 or 2.21 hereof, no Base Rate Loan may be converted into a LIBOR Loan if on the proposed date of conversion a Default or an Event of Default exists. The Bank shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrower's obligations, or the Bank's rights and remedies, hereunder in any way whatsoever.

                  SECTION 2.18 ADDITIONAL COSTS; CAPITAL REQUIREMENTS.

                           (a) In the event that any future law or
regulation, guideline or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by the Bank hereunder, and the result of any event referred to above is to impose upon the Bank or increase any capital requirement applicable as a result of the making or maintenance of, the Commitment or the obligation of the Borrower hereunder with respect to the Commitment (which imposition of capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by the Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall promptly pay to the Bank from time to time as specified by the Bank additional amounts which shall be sufficient to compensate the Bank for such imposition of, or increase in, capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Base Rate. All references to the "Bank" shall be deemed to include any participant in the Bank's Commitment; provided that the total amount payable pursuant to this subsection 2.18(a) shall not exceed the amount that would have otherwise been payable if no participation had been made.

                           (b) In the event that any Regulatory Change
shall: (i) change the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any Loans including, without limitation, LIBOR Loans (other than taxes imposed on the overall net income of the Bank for any such Loans by the United States of America or the jurisdiction in which the Bank has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article 1 hereof); or (iii) impose any other conditions affecting this Agreement in respect of Loans, including, without limitation, LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the Bank's costs of making or maintaining any Loans, including, without limitation, LIBOR Loans, or the Commitment, or to reduce any amount receivable by the Bank hereunder in respect of any of its LIBOR Loans, or the Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "ADDITIONAL COSTS") in each case, only to the extent that such Additional Costs are not included in the LIBOR Base Rate applicable to such LIBOR Loans, then, promptly after demand is made by the Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand, the Borrower shall pay to the Bank from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or reduction in amounts receivable by the Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Base Rate. All references to the "Bank" shall be deemed to include any participant in the Bank's Commitment; provided that the total amount payable pursuant to this subsection 2.18(b) shall not exceed the amount that would have otherwise been payable if no participation had been made.

                           (c) Without limiting the effect of the foregoing
provisions of this Section 2.18, in the event that, by reason of any Regulatory Change, the Bank either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes LIBOR Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if the Bank so elects by notice to the Borrower, the obligation of the Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type then outstanding shall be converted into Base Rate Loans in accordance with Sections 2.17 and 2.21 hereof).

                           (d) Determinations by the Bank for purposes of
this Section 2.18 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error as to the determination(s) by the Bank set forth therein if made reasonably and in good faith.

                  SECTION 2.19 LIMITATION ON TYPES OF LOANS.

                           Anything herein to the contrary notwithstanding,
if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor, the Bank determines (which determination shall be conclusive):

                           (a) by reason of any event affecting the money
markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such LIBOR Loans under this Agreement; or

                           (b) the rates of interest referred to in the
definition of "LIBOR Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Bank of making or maintaining such LIBOR Loans for such period, then the Bank shall give the Borrower prompt notice
thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Bank shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans either repay such Loans or convert such LIBOR Loans into Base Rate Loans in accordance with
Section 2.17 hereof.

                  SECTION 2.20 ILLEGALITY.

                           Notwithstanding any other provision in this
Agreement, in the event that it becomes unlawful for the Bank or its Applicable Lending Office to: (i) honor its obligation to make LIBOR Loans hereunder, or
(ii) maintain LIBOR Loans hereunder, then the Bank shall promptly notify the Borrower thereof, describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower of the cessation, if any, of such illegality), and the Bank's obligation to make LIBOR Loans and to convert Base Rate Loans into LIBOR Loans hereunder shall, upon written notice given by the Bank to the Borrower, be suspended until such time as the Bank may again make and maintain LIBOR Loans and the Bank's outstanding LIBOR Loans shall be converted into Base Rate Loans in accordance with Sections 2.17 and 2.21 hereof.

                  SECTION 2.21 CERTAIN CONVERSIONS PURSUANT
                               TO SECTIONS 2.18 AND 2.20.

                           If the LIBOR Loans of the Bank are to be converted
pursuant to Section 2.18 or 2.20 hereof, the LIBOR Loans shall be converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the LIBOR Loans (or, in the case of a conversion required by subsection 2.18(b) or Section 2.20 hereof, on such earlier date as the Bank may specify to the Borrower) and, until the Bank gives notice as provided below that the circumstances specified in Section 2.18 or 2.20 hereof that gave rise to such conversion no longer exist:

                           (a) to the extent that the Bank's LIBOR Loans
have been so converted, all payments and repayments of principal that would otherwise be applied to such LIBOR Loans shall be applied instead to Base Rate Loans; and

                           (b) all LIBOR Loans that would otherwise be made
by the Bank shall be made instead as Base Rate Loans and all Loans of the Bank that would otherwise be converted into LIBOR Loans shall be converted instead into (or shall remain as) Base Rate Loans.



                  SECTION 2.22 INDEMNIFICATION.

                           The Borrower hereby agrees to indemnify the Bank
against any loss or expense which the Bank may sustain or incur as a consequence of any of the following:

                           (a) the failure of the Borrower to borrow a
LIBOR Loan after delivery of a Borrowing Notice therefor;

                           (b) the receipt or recovery by the Bank, whether by
voluntary repayment, acceleration or otherwise, of all or any part of a LIBOR Loan prior to the last day of an Interest Period applicable thereto; or

                           (c) the conversion, prior to the last day of an
applicable Interest Period, of a LIBOR Loan into another LIBOR Loan or into a Base Rate Loan (other than pursuant to subsection 2.18(b) or Section 2.20 hereof).

                  For the purposes hereof, the amount to be paid by the Borrower to the Bank in order to so indemnify the Bank for any loss occasioned by any of the events described in the preceding paragraph, and as liquidated damages therefor, shall be equal to the excess, discounted to its present value as of the date paid to the Bank, of (i) the amount of interest which otherwise would have accrued on the principal amount so received, recovered, converted or not borrowed during the period (the "INDEMNITY PERIOD") commencing with the date of such receipt, recovery, conversion, or failure to borrow to the last day of the applicable Interest Period for such LIBOR Loan at the rate of interest applicable to such Loan (or the rate of interest agreed to in the case of a failure to borrow) provided for herein (prior to default) over (ii) the amount of interest which would be earned by the Bank during the Indemnity Period if it invested the principal amount so received, recovered, converted or not borrowed at the rate per annum determined by the Bank as the rate it would bid in the London interbank market for a deposit of eurodollars in an amount approximately equal to such principal amount for a period of time comparable to the Indemnity Period.

                  A certificate as to any additional amounts payable pursuant to this Section 2.22 setting forth in reasonable detail, the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate. For purposes of this
Section 2.22, all references to the "Bank" shall be deemed to include any participant in the Commitment and/or Loans; provided that the total amount payable pursuant to this Section 2.22 shall not exceed the amount that would have otherwise been payable if no participation had been made. The indemnities set forth herein shall survive payment in full of all LIBOR Loans and all other Loans made pursuant to this Agreement.

         ARTICLE 3.   REPRESENTATIONS AND WARRANTIES.

                  The Borrower hereby represents and warrants to the Bank that:

                  SECTION 3.1 ORGANIZATION.

                           (a) The Borrower and each Guarantor is duly
organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is engaged. Schedule 3.1 hereto accurately and completely lists as of the date hereof, as to the Borrower and each of its Subsidiaries: (i) its state of incorporation, and (ii) the classes and number of authorized and outstanding shares of capital stock of each such corporation, and (other than with respect to the Borrower) the owners of such outstanding shares of capital stock. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on Schedule 3.1, free and clear of any Lien except as otherwise provided for herein. Except as set forth on Schedule 3.1, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of the Borrower or any Subsidiary nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of the Borrower or any Subsidiary. Except as set forth on Schedule 3.1, neither the Borrower nor any Subsidiary has any Subsidiary.

                           (b) The Borrower and each Guarantor is in good
standing in its state of organization and in each state in which it is qualified to do business. The Borrower and each Guarantor is qualified to do business in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect on each of them.

                  SECTION 3.2 POWER, AUTHORITY, CONSENTS.

                           The Borrower and each Guarantor has the power to
execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower and each Guarantor has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, including, without limitation, any state health agency having jurisdiction over the healthcare activities of the Borrower or any Guarantor (hereinafter referred to collectively as the "STATE REGULATORY AGENCIES") is or will be required in connection with the execution, delivery or performance by the Borrower or any Guarantor, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted thereunder, except as set forth on Schedule 3.2 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Bank.

                  SECTION 3.3 NO VIOLATION OF LAW OR AGREEMENTS.

                           The execution and delivery by the Borrower and
each Guarantor of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, including, without limitation, the State Regulatory Agencies, or any certificate of incorporation or by-laws of the Borrower or any Guarantor, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material contractual provision contained in any agreement, bond, note or indenture to which the Borrower or any Guarantor is a party, or by which any of them is bound or any of their respective properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any Guarantor, except for the Liens created and granted pursuant to the Security Documents.

                  SECTION 3.4 DUE EXECUTION, VALIDITY,
                              ENFORCEABILITY.

                           This Agreement and each other Loan Document to
which any Loan Party is a party has been duly executed and delivered by the Borrower and each Guarantor, as the case may be, and each constitutes the valid and legally binding obligation of the Borrower or such Guarantor that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

                  SECTION 3.5 PROPERTIES, PRIORITY OF LIENS.

                           All of the properties and assets owned by the
Borrower and each Guarantor are owned by each of them, respectively, free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents, and as permitted by Section 7.2 hereof. The Liens that, simultaneously with the execution and delivery of this Agreement and the consummation of the initial Loans, have been created and granted by the Security Documents constitute valid perfected first Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except as permitted by Section 7.2 hereof.

                  SECTION 3.6 JUDGMENTS, ACTIONS, PROCEEDINGS.

                           Except as set forth on Schedule 3.6 hereto, as of
the date hereof, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, including, without limitation, any State Regulatory Agency, with respect to or, to the best of the Borrower's knowledge, threatened against the Borrower or any Guarantor, which could reasonably be expected to have a Material Adverse Effect on the Borrower or any Guarantor nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion.

                  SECTION 3.7 NO DEFAULTS, COMPLIANCE WITH LAWS.

                           Except as set forth on Schedule 3.7 hereto,
neither the Borrower nor any Guarantor is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default would have a Material Adverse Effect on the Borrower or any Guarantor. The Borrower and each Guarantor has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable Environmental Laws and Regulations, non-compliance with which would have a Material Adverse Effect on the Borrower or any Guarantor.

                  SECTION 3.8 BURDENSOME DOCUMENTS.

                           Except as set forth on Schedule 3.8 hereto, as of
the date hereof, neither the Borrower nor any Guarantor is a party to or bound by, nor are any of the properties or assets owned by the Borrower or any Guarantor used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Matter, that has a Material Adverse Effect on the Borrower or any Guarantor.

                  SECTION 3.9 FINANCIAL STATEMENTS; PROJECTIONS.

                           (a) Each of the Financial Statements is correct
and complete and presents fairly the consolidated financial position of the Borrower and its Subsidiaries, and each other entity to which it relates, as at its date, and has been prepared in accordance with GAAP. Neither the Borrower nor any of the Subsidiaries, nor any other entity to which any of the Financial Statements relates, has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. There has been no material adverse change in the financial position or operations of the Borrower, or any of its Subsidiaries or any other entity to which any of the Financial Statements relates since the date of the latest balance sheet included in the Financial Statements (the "LATEST BALANCE SHEET"). The Borrower's fiscal year is the twelve-month period ending on December 31 in each year.

                           (b) The Projections have been prepared on the
basis of the assumptions accompanying them and reflect as of the date thereof the Borrower's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions.

                  SECTION 3.10 TAX RETURNS.

                           Each of the Borrower and the Guarantors has filed
all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof except as otherwise permitted by Section 6.6 hereof. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of the Borrower or any Guarantor due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or any Guarantor for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

                  SECTION 3.11 INTANGIBLE ASSETS.

                           Each of the Borrower and the Guarantors possesses
all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict in any material respect with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person, and each of such patents, trademarks, service marks, trade names, copyrights and rights with respect thereto, together with any pending applications therefor, in each case as in existence on the date hereof are listed on Schedule 3.11 hereto.

                  SECTION 3.12 REGULATION U.

                           No part of the proceeds received by the Borrower
from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.9 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in ss.221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

                  SECTION 3.13 NAME CHANGES, MERGERS, ACQUISITIONS.

                           Except as set forth on Schedule 3.13 hereto,
neither the Borrower nor any Guarantor has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

                  SECTION 3.14 FULL DISCLOSURE.

                           Neither the Financial Statements nor any factual
statement contained in any certificate, opinion or any other statement made or furnished in writing to the Bank or on behalf of the Borrower or any Guarantor in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower (other than matters affecting the health care industry generally) that has, or would in the now foreseeable future have, a Material Adverse Effect on the Borrower or any of the Guarantors, which fact has not been set forth herein, in the Financial Statements or any certificate, opinion or other written statement so made or furnished to the Bank.

                  SECTION 3.15 GOVERNMENT CONSENTS; MEDICARE;
                               MEDICAID.

                           (a) Schedule 3.15 hereto accurately and com-
pletely lists as of the date hereof, all permits, licenses, authorizations, approvals and consents of governmental or public bodies or authorities, federal (including the Health Care Financing Administration), state and local, including, without limitation, all licenses, authorizations and permits relating to Environmental Liability, and all certificates of need and all approvals of the State Regulatory Agencies (hereinafter referred to collectively as the "GOVERNMENTAL CONSENTS") necessary in any material respect for: (i) the activities and business of the Borrower and each Guarantor as currently conducted and as proposed to be conducted, and (ii) the ownership, use, operation and maintenance by each of them of its properties and assets, and the Governmental Consents set forth on Schedule 3.15 are the only Governmental Consents required for the foregoing purposes.

                           (b) (i) As of the date hereof, the Borrower
and each Guarantor have all of the Governmental Consents listed on Schedule
3.15 hereto with respect to their assets, properties and operations, and (ii) all of such Governmental Consents have been duly and validly granted by the governmental authorities in the jurisdictions where their operations are located, are in full force and effect and have not been amended, modified, rescinded, revoked or assigned.

                           (c) (i) The certifications with respect to each
healthcare operation owned by the Borrower and each Guarantor by the appropriate federal and state authorities for participation in the Medicare, Medicaid and related programs applicable thereto, are in full force and effect, and (ii) each such healthcare operation is in compliance in all material respects with the requirements of the Medicare, Medicaid and related programs applicable thereto.

                           (d)  No condition exists or event has occurred
that, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to any healthcare operation owned or operated by the Borrower or any Guarantor, or such facility's participation in any Medicare, Medicaid or other similar program, and there is no claim that any such Governmental Consent, participation or contract is not in full force and effect which could reasonably be expected to have a Material Adverse Effect on the Borrower or any Guarantor.

                           (e)  The Borrower and each Guarantor has all
necessary licenses, authorizations and permits relating to Environmental Laws and Regulations.

                  SECTION 3.16 LABOR DISPUTES; COLLECTIVE BARGAINING
                               AGREEMENTS; EMPLOYEE GRIEVANCES.

                           Except as set forth on Schedule 3.16 annexed
hereto: (a) as of the date hereof, there are no collective bargaining agreements or other labor contracts covering the Borrower or any Guarantor; (b) no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) as of the date hereof, no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any Guarantor; (d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any Guarantor or their representative employees which could reasonably be expected to have a Material Adverse Effect on the Borrower or any Guarantor; (e) there has not been, during the five (5) year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any Guarantor or any of their representative employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any Guarantor, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have a Material Adverse Effect on the Borrower or any Guarantor.

                  SECTION 3.17 CONDITION OF ASSETS.

                           All of the assets and properties of the Borrower
and each Guarantor that are reasonably necessary for the operation of its respective business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

                  SECTION 3.18 ERISA.

                           (a) Except as set forth on Schedule 3.18 annexed
hereto, no Employee Benefit Plan is maintained or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multi-employer Plan in connection with which there could arise a direct or contingent liability of the Borrower to the PBGC, the Department of Labor or the IRS.

                           (b) There are no agreements which will provide
payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code for which any Loan Party will have a material withholding liability.

         ARTICLE 4.   CONDITIONS TO THE LOANS.

                  SECTION 4.1 CONDITIONS TO INITIAL LOANS.


                           The obligation of the Bank to make the initial
Loan to be made by it hereunder shall be subject to the fulfillment (to the satisfaction of the Bank) of the following conditions precedent:

                           (a) The Borrower shall have executed and
delivered to the Bank the Note.

                           (b) The Borrower shall have:

                                    (i) executed and delivered to the Bank
the Borrower Security Agreement;

                                    (ii) executed and delivered to the Bank
appropriate Uniform Commercial Code financing statements in order to enable the Bank to perfect and preserve its security interest in the Collateral;

                                    (iii) delivered to the Bank a certificate(s)
of insurance evidencing: (A) policies of insurance owned by the Borrower covering or in any manner relating to the Collateral together with endorsements thereto that comply with the terms of the Borrower Security Agreement and are otherwise in form and substance satisfactory to the Bank, naming the Bank, in its capacity as such, as additional insured as its interests may appear; and
(B) the Borrower's liability insurance policies;

                                    (iv) executed and delivered to the Bank the
Borrower Pledge Agreement together with the certificates evidencing the capital stock pledged by it, accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto; and

                                    (v) otherwise duly complied with all of
the terms and conditions of the Security Documents to be executed by it.

                           (c) Each of the Guarantors shall have:

                                    (i)   executed and delivered to the Bank
its Guaranty;

                                    (ii)  executed and delivered to the Bank
its Guarantor Security Agreement;



                                    (iii) executed and delivered to the Bank
appropriate Uniform Commercial Code financing statements in order to enable the Bank to perfect and preserve its security interest in the Collateral;

                                    (iv)  delivered to the Bank a certificate(s)
evidencing: (A) policies of insurance owned by each Guarantor covering or in any manner relating to the Collateral together with endorsements thereto that comply with the terms of the Guarantor Security Agreements and are otherwise in form and substance satisfactory to the Bank, naming the Bank, in its capacity as such, as additional insured as its interests may appear; and (B) each Guarantor's liability insurance policies; and

                                    (v)   otherwise duly complied with all of
the terms and conditions of the Security Documents to be executed by them.

                           (d) The Borrower shall have completed the Bank's
"Environmental Questionnaire" on behalf of itself and the Guarantors and the results thereof shall be satisfactory to the Bank.

                           (e) The Borrower shall have consummated its
pending private placement and in connection therewith the investor(s) in the Borrower shall have contributed to the capital of the Borrower an amount in cash of not less than $2,500,000. In connection with such private placement, the Borrower shall have delivered to the Bank a copy of the Proxy Statement as filed with the Securities and Exchange Commission.

                           (f) The Bank shall have received a copy of the
Settlement Agreement dated June 5, 1996 entered into by the Borrower with the United States Department of Justice in connection with the settlement of a certain civil lawsuit relating to Advanced Care Associates, Inc.

                           (g) The Borrower shall have paid to the Bank the
balance of the Facility Fee as set forth in subsection 2.7(a).

                           (h) McDermott, Will & Emery, general counsel to
the Borrower and the Guarantors, shall have delivered its opinion to, and in form and substance satisfactory to, the Bank.

                           (i) The Bank shall have received true and
complete copies of the Financial Statements, the Projections and the Borrower's 1997 annual operating budget, each certified as such in a certificate executed by the president or vice president of the Borrower.


                           (j) The Bank shall have received copies of the
following:

                                    (i)  All of the consents, approvals and
waivers referred to on Schedule 3.2 hereto (except only those which, as stated on Schedule 3.2, shall not be delivered);

                                    (ii) The certificates of incorporation of
the Borrower and the Guarantors, certified by the Secretary of State of their respective states of incorporation;

                                    (iii) The by-laws of the Borrower and the
Guarantors, certified by their respective secretaries;

                                    (iv)  All corporate action taken by the
Borrower and the Guarantors to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by their respective secretaries;

                                    (v)   Good standing certificates as of
dates not more than thirty (30) days prior to the date of the initial Loan, with respect to each of the Borrower and the Guarantors, from the Secretary of State of their respective states of incorporation and each state in which each of them is qualified to do business; and

                                     (vi) An incumbency certificate (with
specimen signatures) with respect to the Borrower and the Guarantors.

                           (k)       (i) The Borrower shall have complied
and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

                                    (ii) After giving effect to the
initial Loan, there shall exist no Default or Event of Default hereunder; and

                                   (iii) The representations and
warranties contained in Article 3 hereof shall be true and correct on the date hereof;

and the Bank shall have received a Compliance Certificate dated the date hereof certifying, inter alia, that the conditions set forth in this subsection 4.1(k) are satisfied on such date.

                           (l) All legal matters incident to the initial
Loans shall be satisfactory to counsel to the Bank.

                  SECTION 4.2 CONDITIONS TO SUBSEQUENT LOANS.

                           The obligation of the Bank to make each Loan
subsequent to the initial Loan shall be subject to the fulfillment (to the satisfaction of the Bank) of the following conditions precedent:

                           (a) The Bank shall have received a Borrowing
Notice in accordance with Section 2.2 hereof.

                           (b) The Bank shall have received a Borrowing
Base Certificate in the form of Exhibit B annexed hereto.

                           (c) The Bank shall have received a Compliance
Certificate.

                           (d) No Default or Event of Default shall have
occurred and be continuing on the date of such Loan or after giving effect to the Loans requested to be made on such date.

                           (e) All legal matters incident to such Loan
shall be satisfactory to counsel for the Bank.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in subsections 4.2(c) and (d) above have been satisfied.

         ARTICLE 5.   DELIVERY OF FINANCIAL REPORTS,
                      DOCUMENTS AND OTHER INFORMATION.

                  While the Commitment is outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Bank and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to the
Bank:

                  SECTION 5.1 ANNUAL FINANCIAL STATEMENTS.

                           (a) Annually, as soon as available, but in any
event within ninety (90) days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and statement of cash flow, for such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and, as to the consolidated statements, certified without qualification by Deloitte & Touche or other firm of independent certified public accountants reasonably satisfactory to the Bank, or certified, as to the consolidating statements, by the chief financial officer of the Borrower, as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section 5.1 by furnishing to the Bank a copy of the Borrower's annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made.

                  SECTION 5.2 QUARTERLY FINANCIAL STATEMENTS.

                           (a) As soon as available, but in any event
within forty-five (45) days after the end of the Borrower's first three fiscal quarterly periods, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such quarter and consolidated and consolidating statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified by the chief financial officer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end adjustments); provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section
5.2 by furnishing to the Bank a copy of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the Securities and Exchange Commission and such filing is actually made.

                  SECTION 5.3 COMPLIANCE INFORMATION.

                           Promptly after a written request therefor, such
other financial data or information evidencing compliance with the requirements of this Agreement, the Note and the other Loan Documents, as the Bank may reasonably request from time to time.

                  SECTION 5.4 NO DEFAULT CERTIFICATE.

                           At the same time as it delivers the financial
statements required under the provisions of Section 5.1 and Section 5.2 hereof, a certificate of the chief financial officer of the Borrower to the effect that no Default or Event of Default hereunder exists as of the date of such financial statements, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9 hereof.

                  SECTION 5.5 CERTIFICATE OF ACCOUNTANTS.

                           At the same time as it delivers the financial
statements required under the provisions of Section 5.1 hereof, a certificate of the independent certified public accountants of the Borrower addressed specifically to both the Borrower and the Bank to the effect that during the course of their audit of the operations of the Borrower and its condition as of the end of the fiscal year, nothing has come to their attention which would indicate that a Default or an Event of Default hereunder has occurred or that there was any violation of the covenants of the Borrower contained in Section
6.9 or Article 7 of this Agreement, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

                  SECTION 5.6 ACCOUNTANTS' REPORTS.

                           Promptly upon receipt thereof, copies of all
"management letters" and other reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants.

                  SECTION 5.7 COPIES OF DOCUMENTS.

                           Promptly upon their becoming available, copies of
any: (i) correspondence or notices received by the Borrower from any federal, state or local governmental authority that regulates the operations of the Borrower or any of its Subsidiaries, including, without limitation, any State Regulatory Agency, relating to an actual or threatened change or development that would be materially adverse to the Borrower or any of its Subsidiaries;
(ii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; (iii) letters of comment or correspondence sent to the Borrower or any of its Subsidiaries, by any such securities exchange or such Commission in relation to the Borrower or any of its Subsidiaries, and its affairs; and (iv) written reports submitted to the Borrower or any of its Subsidiaries, by its independent accountants in connection with any annual or interim audit of the books of the Borrower or its Subsidiaries made by such accountants.

                  SECTION 5.8 NOTICES OF DEFAULTS.

                           Promptly, after obtaining knowledge thereof, notice
of the occurrence of any Default or Event of Default, or any event that would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of the Borrower or any of its Subsidiaries.

                  SECTION 5.9 ERISA NOTICES AND REQUESTS.

                           (a) Concurrently with such filing, a copy of
each Form 5500 that is filed with respect to each Plan with the IRS;
and

                           (b) Promptly, upon their becoming available,
copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Pension Plan, relating to an actual or threatened change or development that would be materially adverse to the Borrower; (ii) all actuarial valuations received by the Borrower with respect to any Pension Plan; and (iii) any notices of Pension Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

                  SECTION 5.10 ADDITIONAL INFORMATION; ACCOUNTS
                               RECEIVABLE AGING; BORROWING BASE
                               CERTIFICATE.

                           The Borrower will also furnish or cause to be
furnished to the Bank such other information regarding the business, affairs and condition of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request, including, without limitation, the following reports, each of which shall be certified as true and correct by the president or chief financial officer of the Borrower:

                           (a) Not less than twenty (20) days after the end
of each calendar month during the period commencing on the date hereof through the first anniversary of the date hereof and not less than fifteen (15) days after the end of each calendar month thereafter, a detailed aged accounts receivable trial balance showing accounts receivable according to payor mix of the Borrower and the Guarantors as of the last day of the immediately preceding month in the following categories: 0-120 days; 121-240 days; 241-360 days and over 360 days.

                           (b) Not less than twenty (20) days after the end
of each calendar month during the period commencing on the date hereof through the first anniversary of the date hereof and not less than fifteen (15) days after the end of each calendar month thereafter, a Borrowing Base Certificate.

                           (c) Not later than January 15, 1997, a copy of
the Borrowers's management prepared internal policy with respect to the collection of Accounts.

                  SECTION 5.11 ASSET-BASED AUDIT.

                           Not later than thirty (30) days after the end of
each fiscal quarter in 1997 and not later than sixty (60) days after the end of each fiscal year thereafter, an asset-based audit performed at the Borrower's expense by an appraiser satisfactory to the Bank.

         ARTICLE 6.   AFFIRMATIVE COVENANTS.

                  While the Commitment is outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Bank, and until payment in full of the Restated Note and full and complete performance of all of its other obligations arising hereunder, the Borrower shall and shall cause and each Subsidiary to:

                  SECTION 6.1 BOOKS AND RECORDS.

                           Keep proper books of record and account in which
full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

                  SECTION 6.2 INSPECTIONS AND AUDITS.

                           Permit the Bank to make or cause to be made (and,
except as otherwise set forth in Section 5.11, at the Borrower's expense after the occurrence of and during the continuance of an Event of Default), inspections and audits of any books, records and papers of the Borrower and its Subsidiaries and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and its Subsidiaries, on reasonable notice, at all such reasonable times and as often as the Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate the Bank's investment in the Note.

                  SECTION 6.3 MAINTENANCE AND REPAIRS.

                           Maintain in good repair, working order and condi-
tion, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

                  SECTION 6.4 CONTINUANCE OF BUSINESS.

                           Do, or cause to be done, all things reasonably
necessary to preserve and keep in full force and effect its corporate existence and all material permits, rights and privileges necessary for the proper conduct of its business including, without limitation, the Governmental Consents, and continue to engage in the same line of business or any line of business reasonably related thereto and comply in all material respects with all applicable laws, regulations and orders.

                  SECTION 6.5 COPIES OF CORPORATE DOCUMENTS.

                           Subject to the prohibitions set forth in Section
7.12 hereof, promptly deliver to the Bank copies of any amendments or modifications to its and any Guarantor's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

                  SECTION 6.6 PERFORM OBLIGATIONS.

                           Pay and discharge in all material respects all of
its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower, or, as the case may be, by the appropriate Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

                  SECTION 6.7 NOTICE OF LITIGATION.

                           Promptly notify the Bank in writing of any
litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two Hundred Fifty Thousand ($250,000) Dollars, affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

                  SECTION 6.8 INSURANCE.

                           (a)(i) Maintain with responsible insurance
companies acceptable to the Bank such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses, including, without limitation, professional liability insurance;
(ii) file with the Bank upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (iii) within thirty (30) days after notice in writing from the Bank, obtain such additional insurance as the Bank may reasonably request; and


                           (b) Carry all insurance available through the
PBGC or any private insurance companies covering its obligations, if any, to the PBGC.

                  SECTION 6.9 FINANCIAL COVENANTS.

                           As at the last day of each fiscal quarter of the
Borrower, have or maintain, with respect to the Borrower, on a consolidated basis with the Guarantors:

                           (a) a Fixed Charge Coverage Ratio of not less
than 1.30:1.00.

                           (b) a ratio of (x) Annual EBITDA, to (y)
Adjusted Fixed Charges of not less than 1.00:1.00.

                           (c) a ratio of (x) Senior Debt, to (y) Annual
EBITDA of not more than 3.00:1.00.

                           (d) a ratio of (x) total interest-bearing
Indebtedness, to (y) Annual EBITDA of not more than 4.50:1.00 at all times through and including December 31, 1997 and not more than 4.00:1.00 thereafter.

                           (e) Interest Coverage of not less than 300% at
all times through and including December 31, 1997 and not less than 375% thereafter. For purposes of computation of the financial covenants set forth above (and the Fixed Charge Coverage Ratio referred to in the definition of "Applicable Margin" in Article 1 hereof), non-cash charges in an aggregate amount not in excess of $9,600,000 as reflected in the Borrower's annual financial statement for the fiscal year ended December 31, 1996 shall be eliminated in all calculations.

                  SECTION 6.10 NOTICE OF CERTAIN EVENTS.

                           (a) Promptly notify the Bank in writing of the
occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Loan Party or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

                           (b) Promptly notify the Bank in writing if any
Loan Party or ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that such Loan Party or ERISA Affiliate intends to take with respect thereto.

                           (c) Promptly notify the Bank in writing if any
Loan Party receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against it alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower or any Guarantor is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Bank with a copy of such notice together with a statement of the action the Borrower or any such Guarantor intends to take with respect thereto.

                  SECTION 6.11 COMPLY WITH ERISA.

                           Materially comply with all applicable provisions
of ERISA and the Code now or hereafter in effect.

                  SECTION 6.12 ENVIRONMENTAL COMPLIANCE.

                           Operate all property owned or leased by it such
that no obligation, including a clean-up obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien on any property of the Borrower or any Guarantor; provided, however, that in the event that any such claim is made or any such obligation arises based upon a final unappealable judicial determination, the Borrower or such Guarantor shall, at its own cost and expense, promptly satisfy such claim or obligation.

                  SECTION 6.13 MAINTENANCE OF REIMBURSEMENT ELIGIBILITY.

                           Maintain its status as a provider of healthcare
services eligible for reimbursement under the Medicare and Medicaid and equivalent insurance programs in each state in which it is certified on the date hereof; unless the failure to do so would have a Material Adverse Effect on the Borrower and the Guarantors, taken as a whole.

                  SECTION 6.14 INTEREST RATE PROTECTION.

                           Cause an amount equal to not less than fifty (50%)
percent of the outstanding principal balance of the Loans advanced on the date hereof to be subject to Interest Rate Contracts for a term concluding not less than three (3) years after the date hereof which Interest Rate Contracts shall result in effectively fixing the interest costs to the Borrower for such Loans in an amount and on terms and conditions reasonably satisfactory to the Bank.

         ARTICLE 7.   NEGATIVE COVENANTS.

                  While the Commitment is outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to the Bank and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder, neither the Borrower nor any Subsidiary shall do, agree to do, or permit to be done, any of the following:

                  SECTION 7.1 INDEBTEDNESS.

                           Create, incur, permit to exist or have outstanding
any Indebtedness, except:

                           (a) Indebtedness of the Borrower to the Bank
under this Agreement and the Note;

                           (b) Taxes, assessments and governmental charges,
non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

                           (c) Indebtedness secured by the security inter-
ests referred to in subsection 7.2(c) hereof and Capitalized Lease Obligations, in each case incurred only if, after giving effect thereto, the limit on Capital Expenditures set forth in Section 7.13 hereof would not be breached;

                           (d) Indebtedness for unsecured loans and
advances for working capital purposes by and among the Borrower and the Guarantors;

                           (e) Indebtedness consisting of contingent
obligations permitted by Section 7.3 hereof;

                           (f) Indebtedness incurred or assumed in
connection with any transactions permitted under Section 7.4 hereof, which Indebtedness is subordinated to the prior payment in full of the Obligations owing to the Bank under terms and pursuant to documentation in form and substance satisfactory to the Bank; and

                           (g) As set forth on Schedule 7.1 hereto and
renewals, extensions and refinancings thereof which do not increase the principal amount thereof.

                  SECTION 7.2 LIENS.

                           Create, or assume or permit to exist, any Lien on
any of the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, except:

                           (a) Those created and granted by the Security
Documents;

                           (b) Permitted Liens;

                           (c) Purchase money mortgages or security
interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower or any Subsidiary (hereinafter referred to individually as a "PURCHASE MONEY SECURITY INTEREST") with the proceeds of the Indebtedness referred to in subsection 7.1(c) hereof; provided, however, that:

                                    (i) The transaction in which any
Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

                                   (ii) Any Purchase Money Security Interest
shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or any Subsidiary;

                                  (iii) The Indebtedness secured or covered
by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing; and

                                   (iv) The aggregate amount of all
Indebtedness secured by Purchase Money Security Interests on a consolidated basis for the Borrower shall not at any time exceed $500,000;

                           (d) The interests of the lessor under any Capi-
talized Lease permitted hereunder;

                           (e) Liens on assets securing Indebtedness
permitted under subsection 7.1(f) hereof, regardless of whether such Lien existed prior to the acquisition of such property by the Borrower or was created in contemplation thereof, so long as such Lien is and will remain confined to the assets being acquired; and

                           (f) As set forth on Schedule 7.2 hereto.

                  SECTION 7.3 GUARANTIES.

                           Except as set forth on Schedule 7.1 hereto,
assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

                  SECTION 7.4 MERGERS, ACQUISITIONS.

                           Merge or consolidate with any Person (whether or
not the Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person, except (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Default or Event of Default shall exist, and (b) the Borrower may acquire all or substantially all of the assets or capital stock of any Person if and only if:

                                    (i) after giving effect thereto, no
Default or Event of Default shall have occurred or would exist as a result of such purchase;

                                   (ii) each such acquisition shall be of
operating assets utilized by the transferor thereof in rendering health care services or of 51% of the stock or other equity interests in a corporation or other entity substantially all of whose properties consist of such operating assets;

                                  (iii) the aggregate consideration payable
(inclusive of cash payable, notes payable and Indebtedness assumed) in respect of all such acquisitions shall not exceed $1,000,000 for any single acquisition or $10,000,000 on a cumulative basis over the term of this Agreement.

                                   (iv) the Borrower shall have given the
Bank not less than thirty (30) days prior written notice of its intention to make an acquisition pursuant to this Section 7.4, such notice to include the proposed amount, date and form of the proposed transaction, a reasonable description of the assets or stock or other equity interest to be acquired, a description of the liabilities to be assumed (if any) and the location of all assets to be acquired; and

                                    (v) concurrently with the consummation
of any such acquisition pursuant to this Section 7.4, the Borrower shall, as additional collateral security for the Obligations:

                                            (A) grant to the Bank a first
lien on all of its right, title and interest in and to the acquired assets or capital stock or other equity interests, by the execution and delivery to the Bank of such agreements, instruments and documents as shall be satisfactory in form and substance to the Bank; and

                                            (B) with respect to the
acquisition by the Borrower of any entity deemed a "Subsidiary" hereunder, the Borrower shall cause each such Subsidiary to execute and deliver to the Bank a guarantee, together with a security agreement and any other similar documents and instruments executed and delivered to the Bank by each existing Guarantor.

                  SECTION 7.5 REDEMPTIONS; DISTRIBUTIONS.

                           (a) Purchase, redeem, retire or otherwise
acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding or set apart any sum for any such purpose; or

                           (b) Declare or pay any dividends or make any
distribution of any kind on the Borrower's or any Subsidiary's outstanding stock other than split-ups and reclassifications with respect to the Borrower's stock, or set aside any sum for any such purpose, except that any wholly-owned Subsidiary may declare and pay dividends to the Borrower and the Borrower or any Subsidiary may declare or pay any dividend payable solely in shares of its common stock.

                  SECTION 7.6 STOCK INSURANCE.

                           Issue any additional shares or any right or option
to acquire any shares, or any security convertible into any shares, of the capital stock of any Subsidiary, except in connection with stock dividends as permitted under subsection 7.5(b) hereof.

                  SECTION 7.7 CHANGES IN BUSINESS.

                           Except as otherwise permitted under this
Agreement, make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except for the disposition of obsolete assets in the ordinary course of business and for a fair consideration, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable.

                  SECTION 7.8 PREPAYMENTS.

                           Make any voluntary or optional prepayment of any
Indebtedness for borrowed money incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Note.

                  SECTION 7.9 INVESTMENTS.

                           Make, or suffer to exist, any Investment in any
Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except as otherwise expressly permitted by this Agreement (including subsection 7.1(d) hereof) and except:

                           (a) Investments in:

                                    (i) obligations issued or guaranteed by
the United States of America;

                                   (ii) certificates of deposit, bankers
acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

                                  (iii) open market commercial paper bearing
the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

                                   (iv)  repurchase agreements entered into
with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations; and

                                    (v) shares of "money market funds", each
having net assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the Borrower's acquisition thereof;

                           (b) Investments by the Borrower in any Subsidiary
and by any Subsidiary in the Borrower or another Subsidiary as in effect on the date hereof.

                  SECTION 7.10 FISCAL YEAR.

                           Change its fiscal year.

                  SECTION 7.11 ERISA OBLIGATIONS.

                           Permit the establishment of any Employee Benefit
Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or increase the obligation for post-retirement welfare benefits of any Loan Party which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party.

                  SECTION 7.12 AMENDMENTS OF DOCUMENTS.

                           Modify, amend, supplement or terminate, or agree
to modify, amend, supplement or terminate, the Borrower's or any Guarantor's certificate of incorporation or by-laws, in any way which would impair or adversely affect the ability of the Borrower or such Guarantor to perform its Obligations hereunder.

                  SECTION 7.13 CAPITAL EXPENDITURES.

                           Make or be or become obligated to make Capital
Expenditures in excess of $1,500,000 in the aggregate for the Borrower, on a consolidated basis, during each fiscal year of the Borrower; provided, however, that amounts permitted to be expended in a fiscal year that are not expended in such fiscal year shall be permitted to be expended only in the immediately following fiscal year.

                  SECTION 7.14 RENTAL OBLIGATIONS.

                           Enter into, or permit to remain in effect, any
Lease (other than Capitalized Leases that are governed by Section 7.13 hereof), if, after giving effect thereto, the aggregate amount of all rentals and other obligations, including, without limitation, all percentage rents and additional rent, due from the Borrower, on a consolidated basis, thereunder would exceed $3,000,000 during each fiscal year of the Borrower.

                  SECTION 7.15 MANAGEMENT FEES.

                           Pay, or be or become obligated to pay, any
management fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower.

                  SECTION 7.16 TRANSACTIONS WITH AFFILIATES.

                           Except as expressly permitted by this Agreement,
directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED, HOWEVER, that: (i) payments on Investments expressly permitted by Section 7.9 hereof may be made,
(ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower or any Guarantor and receive reasonable compensation for his services in such capacity, and (iii) the Borrower or any Guarantor may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business or any of the other activities referred to above if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or such Guarantor as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  SECTION 7.17 NO LOSS.

                           Have a Consolidated Net Loss in any fiscal quarter
of the Borrower.

         ARTICLE 8.   EVENTS OF DEFAULT.

                  If any one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, the Commitment shall terminate and the entire unpaid balance of the principal of and interest on the Note outstanding and all other obligations and Indebtedness of the Borrower to the Bank arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Bank (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower:

                  SECTION 8.1 PAYMENTS.

                           Failure to make any payment or mandatory repayment
of principal or interest upon the Note or to make any payment of the Commitment Fee when due; or

                  SECTION 8.2 CERTAIN COVENANTS.

                           Failure to perform or observe any of the agree-
ments of the Borrower or any Guarantor contained in Section 6.9 or Article 7 hereof; or

                  SECTION 8.3 OTHER COVENANTS.

                           (a) Failure by the Borrower to perform or
observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Bank; or

                           (b) Failure by any Guarantor to perform or
observe any term, condition or covenant of any of the Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Bank; or

                  SECTION 8.4 OTHER DEFAULTS.

                           (a) Failure to perform or observe any term,
condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Guarantor is a party or by which it is bound, or by which any of its properties or assets may be affected (a "DEBT INSTRUMENT") beyond any applicable period of grace provided in any such Debt Instrument, so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                           (b) Any event or condition referred to in any
Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                           (c) Failure to pay any Indebtedness for borrowed
money due at final maturity or pursuant to demand under any Debt Instrument beyond any applicable period of grace provided in any such Debt Instrument;

provided, however, that the provisions of this Section 8.4 shall not be applicable to any Debt Instrument that on the date this Section 8.4 would otherwise be applicable thereto, relates to or evidences Indebtedness in a principal amount of less than One Hundred Thousand ($100,000) Dollars; or

                  SECTION 8.5 REPRESENTATIONS AND WARRANTIES.

                           Any representation or warranty made in writing to
the Bank in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or

                  SECTION 8.6 BANKRUPTCY.

                           (a) The Borrower or any Guarantor shall make an
assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or him or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganiza-tion, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or any Guarantor shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

                           (b) The Borrower or any Guarantor shall
generally not pay its debts as such debts become due; or

                           (c) The Borrower or any Guarantor shall have
concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within sixty (60) days from the date thereof; or

                  SECTION 8.7 JUDGMENTS.

                           Any uninsured judgment against the Borrower or any
Guarantor or any attachment, levy or execution against any of its properties for any amount in excess of Two Hundred Fifty Thousand ($250,000) Dollars shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

                  SECTION 8.8 ERISA.

                           (a) The termination of any Pension Plan or the
institution by the PBGC of proceedings for the involuntary termination of any Pension Plan, in either case, that results in a liability exceeding $250,000; or

                           (b) Failure by the Borrower to make required
contributions in excess of $250,000 in the aggregate, in accordance with the applicable provisions of ERISA, to each of the Pension Plans hereafter established or assumed by it; or

                  SECTION 8.9 LIENS.

                           Any of the Liens created and granted to the Bank
under the Security Documents shall fail to be valid, first, perfected Liens, subject to no prior or equal Lien, except as permitted by Section 7.2 hereof; or

                  SECTION 8.10 LICENSES AND PERMITS.

                           (i) Except as otherwise provided in Section 6.13
hereof, any license, permit, certificate, consent, approval or authorization granted by any Federal authority or by any state or local commission or authority (including, without limitation, the State Regulatory Agencies), whether presently existing or hereafter granted to or obtained by the Borrower or any Guarantor that is, in the reasonable judgment of the Bank, material to the operations of the Borrower and the Guarantors, taken as a whole, shall expire without renewal or shall be suspended or revoked and such expiration, suspension or revocation is not fully remedied or cured within thirty (30) days thereafter or otherwise stayed by legal proceedings, or (ii) the Borrower or any Guarantor shall become subject to any injunction or other order prohibiting it from operating under any such material license, permit, certificate, consent, approval, authorization or agreement and such injunction or order is not fully terminated, dissolved or rescinded within thirty (30) days thereafter or otherwise stayed by legal proceedings; or (iii) the Borrower or any Guarantor shall fail to apply for any license, permit, certificate, consent, approval or authorization that is, in the reasonable judgment of the Bank, material to the operations of the Borrower and the Guarantors, taken as a whole, within thirty (30) days of the date required to be obtained; or

                  SECTION 8.11 REIMBURSEMENT ELIGIBILITY.

                           Except as otherwise provided in Section 6.13
hereof, the Borrower or any Guarantor shall lose its eligibility for reimbursement as a provider of health care services under the Medicare or Medicaid program or any other equivalent government insurance program that is a successor thereto; or

                  SECTION 8.12 MATERIAL ADVERSE CHANGE.

                           Any material adverse change in the financial
condition of the Borrower and the Guarantors, taken as a whole.

         ARTICLE 9.   MISCELLANEOUS PROVISIONS.

                  SECTION 9.1 FEES AND EXPENSES; INDEMNITY.

                           (a) The Borrower will promptly pay all reasonable
costs of the Bank in preparing the Loan Documents and all reasonable costs and expenses of the issue of the Note and of the Borrower's and the other
Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents), and the reasonable fees and expenses and disbursements of counsel to the Bank in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Bank, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

                           (b) The Borrower will promptly pay all reasonable
costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Bank in connection with its enforcement of the payment of the Note or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder.

                           (c) The Borrower shall indemnify the Bank and
its directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans (PROVIDED, HOWEVER, the Borrower shall not be so required to indemnify the Bank for any such amounts which are payable as a result of the gross negligence or wilfull misconduct of the
Bank), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Bank or its respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its Affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions the Borrower or its Affiliates related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever.

                           (d) The indemnity set forth herein shall be in
addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise. The provisions of this Section 9.1 shall survive the payment of the Note and the termination of this Agreement.

                  SECTION 9.2 TAXES.

                           If, under any law in effect on the date of the
closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax (other than taxes on income) is payable in respect of the issuance of the Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Bank against and save it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against the Bank or any other holder of the Note, the Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive prompt reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 9.2 shall survive payment of the Note and the termination of this Agreement.

                  SECTION 9.3 PAYMENTS.

                           As set forth in Article 2 hereof, all payments by
the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Bank at the Principal Office of the Bank, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 11:00 A.M. New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note (after withholding for or on account of: (i) any future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of the Bank payable by the Bank with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Note). Upon payment in full of the Note, the Bank shall mark the Note "Paid" and return it to the Borrower.

                  SECTION 9.4 SURVIVAL OF AGREEMENTS AND
                              REPRESENTATIONS; CONSTRUCTION.

                           All agreements, representations and warranties
made herein shall survive the delivery of this Agreement and the Note. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

                  SECTION 9.5 LIEN ON AND SET-OFF OF DEPOSITS.

                           As security for the due payment and performance of
all the Obligations, the Borrower hereby grants to Bank a Lien on any and all deposits or other sums at any time credited by or due from the Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by the Bank against any of the Obligations. The Bank shall promptly notify the Borrower of any set-off, appropriated and applied by the Bank against any of the Obligations.

                  SECTION 9.6 MODIFICATIONS, CONSENTS AND
                              WAIVERS; ENTIRE AGREEMENT.

                           No modification, amendment or waiver of or with
respect to any provision of this Agreement, the Note, the Security Documents, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Bank and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

                  SECTION 9.7 REMEDIES CUMULATIVE.

                           Each and every right granted to the Bank hereunder
or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against the Bank and without regard to any other obligation of any nature whatsoever that the Bank may have to the Borrower, and no such counterclaim (other than compulsory counterclaims) or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Bank for payment or performance of the Obligations.

                  SECTION 9.8 FURTHER ASSURANCES.

                           At any time and from time to time, upon the
request of the Bank, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Bank may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

                  SECTION 9.9 NOTICES.

                           All notices, requests, reports and other communi-
cations pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

                           (a)      If to the Borrower:

                                    The Care Group, Inc.
                                    One Hollow Lane
                                    Lake Success, New York  11042
                                    Attention: Mr. Pat Celli
                                    Telecopier No.:  (516) 869-8401

                                    with a copy to:

                                    McDermott Will & Emery
                                    50 Rockefeller Plaza
                                    New York, New York 10020
                                    Attention: Jeffrey L. Dunetz, Esq.
                                    Telecopier No.: (212) 547-5444

                           (b)      if to the Bank:

                                    Key Bank of New York
                                    1377 Motor Parkway
                                    Islandia, New York 11788
                                    Attention: Mr. James V. Maiorino

                                               Vice President
                                    Telecopier No: (516) 233-4079

                                    with a copy (other than in the case
                                    of Borrowing Notices and reports
                                    and other documents delivered in
                                    compliance with Article 5 hereof) to:

                                    Winston & Strawn
                                    200 Park Avenue
                                    New York, New York  10166
                                    Attention:  Richard S. Talesnick, Esq.
                                    Telecopier No.: (212) 294-4700

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

                  SECTION 9.10 COUNTERPARTS.

                           This Agreement may be signed in any number of
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 9.11 SEVERABILITY.

                           The provisions of this Agreement are severable,
and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 9.12  BINDING EFFECT; NO ASSIGNMENT
                                OR DELEGATION BY BORROWER.

                           This Agreement shall be binding upon and inure to
the benefit of the Borrower and its successors and to the benefit of the Bank and its successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Bank, and any purported assignment or delegation without such consent shall be void.

                  SECTION 9.13 ASSIGNMENTS AND PARTICIPATIONS
                               BY BANK.

                           The Bank may (i) assign its rights and delegate
its obligations under this Agreement with the prior consent of the Borrower, which consent shall not be unreasonably withheld provided, such consent of the Borrower shall not be required in the event of the occurrence of an Event of Default hereunder, and (ii) further may assign or sell participations in all or any part of the Commitment and/or the Loans made by it or any other interest herein or in the Note to another bank or other entity on such terms and conditions and to such participants as the Bank, in its sole discretion, shall deem appropriate; and, in connection with any assignment or participation, the Bank may disclose to the assignee or participant, any information relating to the Borrower furnished to the Bank by or on behalf of the Borrower and the Guarantors; provided that, prior to any such disclosure, the assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Bank.

                  SECTION 9.14 GOVERNING LAW; CONSENT TO JURIS-
                               DICTION; WAIVER OF TRIAL BY JURY.

                           (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND
ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

                           (b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY
LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 9.9 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 9.14 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

                           (c) THE BORROWER AND THE BANK WAIVE TRIAL BY
JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                                     THE CARE GROUP, INC.


                                                     By: /s/ Richard G. Jung
                                                     ------------------------
                                                      Name: Richard G. Jung
                                                     Title: President

                                                     KEY BANK OF NEW YORK


                                                     By: /s/ James V. Maiorino
                                                     --------------------------
                                                      Name: James V. Maiorino
                                                     Title: Vice President

                             EXHIBITS AND SCHEDULES
                               TO LOAN AGREEMENT
                                 BY AND BETWEEN
                              THE CARE GROUP, INC.
                                      AND
                              KEY BANK OF NEW YORK



EXHIBITS

A                 Form of Note
B                 Form of Borrowing Base Certificate


SCHEDULES

3.1 States of Incorporation and Qualification of Borrower and Subsidiaries

3.2               Consents, Waivers, Approvals; Violation of Agreements

3.6               Judgments, Actions, Proceedings

3.7               Defaults; Compliance with Laws, Regulations, Agreements

3.8               Burdensome Documents

3.11              Patents, Trademarks, Trade Names, Service
                  Marks, Copyrights

3.13              Name Changes, Mergers, Acquisitions

3.15              Permits, Licenses, Government Consents

3.16              Labor Disputes, Collective Bargaining Agreements,
                  Employee Grievances

3.18              Pension Plans

7.1               Permitted Indebtedness

7.2               Permitted Security Interests, Liens and Encumbrances